EXHIBIT 10.8

NONCOMPETITION AGREEMENT
This Noncompetition Agreement (“Agreement”), dated as of October 2, 2012 (the “Closing Date”), but effective as of 12:01 A.M. Central Time, October 1, 2012 (the “Effective Time”), is by and among Martin Operating Partnership L.P., a Delaware limited partnership (the “Buyer”), Cross Oil Refining & Marketing, Inc., a Delaware corporation (the “Seller”), and Martin Resource Management Corporation, a Texas corporation (the “Guarantor”, and together with the Seller, the “Selling Parties”). Capitalized terms used herein, but not otherwise defined shall have the meaning ascribed to such terms in the Asset Purchase Agreement, dated of even date herewith (the “Asset Purchase Agreement”), by and among the Buyer, the Seller, the Guarantor and Martin Midstream Partners L.P.
WHEREAS, pursuant to the terms of the Asset Purchase Agreement, the Buyer is acquiring the Purchased Assets (the “Sale”) from the Seller;
WHEREAS, the Selling Parties will receive substantial economic benefit upon the Closing of the Sale;
WHEREAS, the Buyer's willingness to enter into the Asset Purchase Agreement and to consummate the Sale is explicitly conditioned upon the Selling Parties entering into this Agreement in order to protect the value of the Purchased Assets to be acquired by the Buyer;
WHEREAS, the Buyer desires to be assured that the confidential information of the Seller relating to the Purchased Assets acquired by the Buyer will be preserved for the exclusive benefit of the Buyer following the Sale; and
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
Section 1. Acknowledgments and Agreements by the Selling Parties. Each of the Selling Parties hereby acknowledges and agrees that:
(a)    The Buyer would not consummate the transactions contemplated in the Asset Purchase Agreement if the Selling Parties did not execute and deliver this Agreement to the Buyer at Closing;
(b)    Each of the Selling Parties has had access to information that is confidential to the Seller and that relates to the Purchased Assets and that constitutes a valuable, special and unique asset of the Seller, and that will, after the Closing, constitute a valuable, special and unique asset of the Buyer, and with respect to which the Buyer is entitled to the protections afforded by this Agreement and to the remedies for enforcement of this Agreement provided by Law or in equity (including, without limitation, those remedies the availability of which may be within the discretion of the court in which any action for enforcement of this Agreement is brought); and
(c)    In consideration of the purchase by the Buyer of the Purchased Assets, the Selling Parties will receive substantial economic benefit.
Section 2. Confidentiality/Non-Disclosure. In consideration of the purchase by Buyer of the Purchased Assets, each of the Selling Parties agrees that it will not at any time after the Effective Time reveal or use in any unauthorized manner or for any unauthorized purpose (or facilitate any of the foregoing) any business methods that are confidential or proprietary, lists of customers, business secrets, business relationships, product and sales information that is confidential or proprietary, financial information, future plans, operating procedures that are confidential or proprietary, trade secrets or other confidential or proprietary information that relate to the Purchased Assets (including any of the same acquired from the Seller in the Sale) except for any such information which (a) at the time it was received by the Selling Parties was in the public knowledge, (b) after being received by the Selling Parties became part of the public knowledge through no fault of the Selling Parties, or (c) is required to be disclosed by the Selling Parties pursuant to any applicable Law or in any Actions or Proceedings.
Section 3. Non-Competition. For the period commencing after the Effective Time and ending on the last to occur of (a) the third anniversary of the Closing Date or (b) the termination of the Supply Agreement, the Selling Parties will not, and will cause each of their Affiliates not to, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, any Person, which is the same as, substantially the same as, or substantially similar to the Business or the Purchased Assets being transferred, under the Asset Purchase Agreement. Further, the Selling Parties will not, and will cause each of their Affiliates not to, solicit directly or indirectly any current customers of the Seller or the Buyer for any business related to the Purchased Assets or the Business being transferred in competition with the Buyer, other than in connection with the Seller's solicitation of customers in connection with the Seller's marketing of products produced by the Business after Closing as contemplated by the Asset Purchase Agreement. For the purposes of this Agreement, a Person shall be deemed to be in competition with the Business or the Purchased Assets only if the products or services of such Person are substantially similar in function or capability to the products or services being offered, developed, manufactured or sold by the Business being sold to the Buyer. The mere passive ownership, direct or indirect, of not more than 5% of the outstanding stock of any publicly traded company shall not be a violation of this paragraph. The restriction in this Section 3 shall apply only to the reasonable and limited geographic area consisting of all locations within the States of Arkansas, Kansas, Louisiana, Mississippi, Missouri, Oklahoma, Tennessee and Texas (the “Restricted Area”). In addition, in the event that the Buyer is presented with the opportunity to participate, through ownership or otherwise, in a lubricants blending and packaging business within the Restricted Area and determines (based on a decision by the Parent's Board of Directors with the concurrence of the Conflicts Committee of such Board of Directors) not to participate in such opportunity, the Buyer shall provide written notice of such determination to the Selling Parties. Thereafter, nothing in this Agreement shall prohibit the Selling Parties from pursuing such opportunity, and participating in such lubricants blending and packing business, if such transaction is successful.
Section 4. Remedies. Each of the Selling Parties agree that the remedies at Law for any breach or threatened breach by it of the provisions of Section 2 or Section 3 will be inadequate, and that the Buyer or its Affiliates shall be entitled to a temporary restraining order, preliminary injunction and/or injunction, without the need to post any bond therefor, to prevent breaches of such paragraphs and to enforce specifically the terms and conditions thereof, in addition to any other remedy to which the Buyer or its Affiliates may be entitled by Law or in equity.
Section 5. Severable Provisions. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. Each of the Selling Parties acknowledges and agrees that the scope of this Agreement is reasonable and no greater than required for the protection of the legitimate business interests of the Buyer in the Purchased Assets, it imposes no undue hardship on the Selling Parties, and in the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by Law.
Section 6. Miscellaneous.
Section 6.01. Modification. This Agreement, the Asset Purchase Agreement and the Related Agreements constitute the entire agreement between the parties hereto with regard to the Selling Parties' obligations hereunder, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties hereto.
Section 6.02. Assignment and Transfer. This Agreement shall not be terminated by the merger or consolidation of the Buyer or the Seller or any of their respective Affiliates with any corporate or other entity or by the transfer of all or substantially all of the assets of the Buyer or any of its Affiliates to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Buyer or the Seller or any of their respective Affiliates.
Section 6.03. Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.
Section 6.04. Governing Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas, without regard to its conflicts of law rules. Any suit by the Buyer or the Selling Parties to enforce any right hereunder or to obtain a declaration of any right or obligation hereunder must be brought in a federal or state court located in Gregg County, Texas. The Selling Parties and the Buyer hereby each expressly consent to the jurisdiction of any federal or state court located in Gregg County, Texas and consent to the service of process on such party at the address set forth in Section 6.05 below.
Section 6.05. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when (a) delivered personally, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) or by registered or certified mail, return receipt requested, in each case to the other party at the following addresses and telecopier numbers (or to such other address or telecopier number for a party as shall be specified by like notice; provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof):

To the Selling Parties:	Martin Resource Management Corporation
4200 Stone Road
Kilgore, Texas
Attn: Chris Booth
Telephone:    (903) 983-6200
Telecopy:    (903) 983-6262

To the Buyer:	Martin Operating Partnership L.P.
4200 Stone Road
Kilgore, Texas 75662
Attention: Chris Booth
Telephone:    (903) 983-6200
Telecopy:    (903) 983-6262

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written to be effective as of the Effective Time.

BUYER:

MARTIN OPERATING PARTNERSHIP L.P.

By: Martin Operating GP LLC, its general partner

By: Martin Midstream Partners L.P., its sole member

By: Martin Midstream GP LLC, its general partner

By: /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President

SELLER:

CROSS OIL REFINING & MARKETING, INC.

By: /s/ Donald R. Neumeyer
Name:    Donald R. Neumeyer
Title:    President

GUARANTOR:

MARTIN RESOURCE MANAGEMENT CORPORATION

By: /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President